Filed Pursuant to Rule 424(b)(7)
Registration No. 333-264152

PROSPECTUS SUPPLEMENT
(To Prospectus dated May 3, 2022)

7,000,000 Shares

CURIOSITYSTREAM INC.

Common Stock

The selling stockholder named in this prospectus supplement is offering 7,000,000 shares of common stock, par value $0.0001 per share (the “common stock”) of CuriosityStream Inc. We will not receive any proceeds from the sale of our common stock by the selling stockholder. We will bear all of the offering expenses other than the underwriting discounts and commissions.

Our common stock is listed on The NASDAQ Capital Market, or Nasdaq, under the symbol “CURI.” On August 11, 2025, the closing sales price of our common stock as reported on Nasdaq was $4.14 per share.

Investing in our common stock involves risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement and in the reports we file with the Securities and Exchange Commission, or the SEC, pursuant to the Securities Exchange Act of 1934, as amended, or the Exchange Act, incorporated by reference in this prospectus supplement or the accompanying prospectus, to read about factors you should consider before buying shares of our common stock.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$3.5000	$24,500,000
Underwriting discounts and commissions	$0.1680	$1,176,000
Proceeds, before expenses, to the selling stockholder(1)	$3.3320	$23,324,000

(1)	See “Underwriting” for additional information regarding underwriting compensation.

The selling stockholder has granted the underwriters an option to purchase up to an additional 1,050,000 shares at the public offering price less the underwriting discount, within 30 days from the date of this prospectus supplement.

The underwriters expect to deliver the shares against payment on or about August 14, 2025.

Joint Book-Running Managers

Needham & Company	Craig-Hallum

Co-Manager

Roth Capital Partners

Financial Advisor to CuriosityStream Inc.

Barrington Research

Prospectus Supplement dated August 12, 2025.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

We, the selling stockholder and the underwriters have not authorized anyone to provide any information or to make any representations other than those contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus or in any free writing prospectus we have prepared. We, the selling stockholder and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide you. The selling stockholder and the underwriters are offering to sell, and seeking offers to buy, these securities only in jurisdictions where offers and sales are permitted. You should assume that the information contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus or any free writing prospectus prepared by us or on our behalf is accurate only as of their respective dates or on the date or dates which are specified in such documents, and that any information in documents that we have incorporated by reference is accurate only as of the date of such document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: The selling stockholder and the underwriters are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. None of us, the selling stockholder or the underwriters has done anything that would permit this offering or possession or distribution of this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This document has two parts, a prospectus supplement and an accompanying prospectus dated May 3, 2022 This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC, utilizing the SEC’s “shelf” registration process. The prospectus supplement, which describes certain matters relating to us and the specific terms of this offering of shares of our common stock, adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. Generally, when we refer to this document, we are referring to both parts of this document combined. Both this prospectus supplement and the accompanying prospectus include important information about us, our common stock and other information you should know before investing in our common stock. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information contained in this prospectus supplement. If the information contained in this prospectus supplement differs or varies from the information contained in a document we have incorporated by reference, you should rely on the information in the more recent document.

Before you invest in our common stock, you should read the registration statement of which this document forms a part and this document, including the documents incorporated by reference herein that are described under the heading “Incorporation by Reference.”

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Neither the selling stockholder nor the underwriters is making an offer of the common stock in any jurisdiction where the offer is not permitted. Persons who come into possession of this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the common stock. None of us, the selling stockholder or the underwriters is making any representation to you regarding the legality of an investment in the common stock by you under applicable investment or similar laws.

MARKET, RANKING AND OTHER INDUSTRY DATA

The data included and incorporated by reference in this prospectus supplement regarding markets, ranking and other industry information are based on reports of government agencies or published industry sources, and our own internal estimates are based on our management’s knowledge and experience in the markets in which we operate. Data regarding the industry in which we compete and our market position and market share within this industry are inherently imprecise and are subject to significant business, economic and competitive uncertainties beyond our control, but we believe they generally indicate size, position and market share within this industry. Our own estimates are based on information obtained from our customers, suppliers, trade and business organizations and other contacts in the markets we operate. We are responsible for all of the disclosure contained or incorporated by reference in this prospectus supplement, and we believe these estimates to be accurate as of the date of this prospectus supplement or such other date stated in this prospectus supplement or such date as of the document incorporated herein. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for the estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. While we believe that each of the publications used or incorporated by reference in this prospectus supplement are prepared by reputable sources, neither we nor the underwriters have independently verified market and industry data from third-party sources. While we believe our internal company research and estimates are reliable, such research and estimates have not been verified by any independent source. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 25, 2025, or our Annual Report, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on August 6, 2025, which are incorporated by reference into this prospectus supplement. These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Special Note Regarding Forward-Looking Statements.” As a result, you should be aware that market, ranking, and other similar industry data included or incorporated by reference in this prospectus supplement, and estimates and beliefs based on that data may not be reliable. Neither we nor the underwriters can guarantee the accuracy or completeness of any such information contained or incorporated by reference in this prospectus supplement.

S-iii

TRADEMARKS, SERVICE MARKS AND TRADENAMES

This prospectus supplement and the information incorporated by reference herein contains some of our trademarks, service marks and trade names, including, among others, “CuriosityStream,” “Curiosity,” “Curiosity University,” and “CatholicStream.” Each one of these trademarks, service marks or trade names is either (1) our registered trademark, (2) a trademark for which we have a pending application, or (3) a trade name or service mark for which we claim common law rights. All other trademarks, service marks or trade names of any other company appearing in this prospectus supplement or the information incorporated by reference herein belong to their respective owners. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus supplement are presented without the TM, SM and symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent permissible under applicable law, our respective rights or the rights of the applicable licensors to these trademarks, service marks and trade names.

BASIS OF PRESENTATION

Unless otherwise indicated or the context otherwise requires, financial data in this prospectus reflects the business and operations of CuriosityStream Inc. and its consolidated subsidiaries. Unless the context otherwise requires, all references herein to “CuriosityStream,” the “company,” “we,” “our” or “us” refer to CuriosityStream Inc. and its consolidated subsidiaries.

Amounts included, or incorporated by reference, in this prospectus are presented in U.S. dollars rounded to the nearest million, unless otherwise noted. Certain amounts presented in tables are subject to rounding adjustments and, as a result, the totals in such tables may not sum. The accounting policies set out in the audited consolidated financial statements incorporated by reference in this prospectus have been consistently applied to all periods presented.

S-iv

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein contains certain forward-looking statements. All statements, other than statements of present or historical fact included or incorporated by reference in this prospectus supplement are forward-looking statements. When used in this prospectus supplement, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. The Company cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company, incident to its business.

These forward-looking statements are based on information available as of the date of this prospectus supplement, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date. Although the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws, you are advised to consult any additional disclosures the Company makes in its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. Forward-looking statements contained in this Annual Report on Form 10-K include, but are not limited to, statements about the ability of the Company to:

●	suggest and serve content to its subscriber base;

●	meet the needs of distributor partners;

●	increase and retain its subscriber base and increase subscriber hours;

●	enter into integrated partnerships with corporate partners and advertisers;

●	develop integrated brand partnerships;

●	attract and retain sponsors;

●	anticipate trends in video consumption;

●	compete for subscribers and sponsorship spending with other content services;

●	protect against the loss, misuse, and alteration of customers’ personally identifiable information;

●	meet future liquidity requirements;

●	continue operating under existing laws and licensing regimes;

●	license content at favorable rates;

●	realize the intended efficiencies and benefits from our business strategies and cost savings initiatives;

●	achieve positive net cash flow and profitability;

●	identify, recruit, retain, incentivize and integrate existing and new employees, advisors and consultants;

●	attract, train and retain effective officers, key employees and directors;

●	compete in the factual subscription video on-demand category;

●	acquire, and enhance the capabilities of, its intellectual property;

●	protect its intellectual property by relying on confidentiality and license agreements with our employees, consultants and third parties, and on trademark and copyright laws;

●	broaden and stabilize its sources of revenue;

S-v

●	obtain additional capital, including use of the debt market and through the issuance of various types of securities;

●	enhance future operating and financial results;

●	meet international and education market expansion plans, including by managing and adjusting its business to address varying international markets;

●	comply with laws and regulations applicable to its business;

●	stay abreast of modified or new laws and regulations applying to its business, including copyright and privacy regulation;

●	negotiate content and other licensing agreements;

●	invest in content and marketing, including investments in original programming;

●	invest in our corporate governance, including adding personnel and systems to its administrative and revenue-generating functions;

●	maintain the listing of our securities with NASDAQ;

●	anticipate and respond to uncertainties associated with product and service development and market acceptance;

●	license content for purposes of training generative artificial intelligence models; and

●	anticipate the impact of new U.S. federal, state and international income tax laws, including the impact on deferred tax assets.

As a result of a number of known and unknown risks and uncertainties, the Company’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

●	an inability to maintain and develop new and existing revenue-generating relationships and partnerships or to significantly increase the Company’s subscriber base and retain customers;

●	a failure to develop, acquire and maintain an adequate breadth and depth of content;

●	the Company’s inability to protect its intellectual property;

●	the impact of content and pricing changes on subscriber growth;

●	increased competition in the subscription video on-demand market segment;

●	the possibility that the Company may be unable to access financing sources;

●	a failure to attract new and qualified personnel in a timely and effective manner and retain existing personnel;

●	adverse changes in applicable laws or regulations, including but not limited to privacy laws, tax laws, securities regulations and accounting standards;

●	a failure to maintain adequate privacy and data security systems and protocols;

●	general economic conditions and economic conditions specific to the internet, online commerce and the media industry; and

other risks and uncertainties set forth in Risk Factors.

S-vi

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before making your investment decision. Before you decide to invest in shares of our common stock, you should carefully read this entire prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, including any free writing prospectus prepared by us or on our behalf, including the sections entitled “Special Note Regarding Forward-Looking Statements” and “Risk Factors” included in this prospectus supplement and the accompanying prospectus, the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the audited consolidated financial statements and related notes thereto in our Annual Report, and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the unaudited condensed consolidated financial statements and related notes thereto in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, or our Quarterly Reports, each of which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

Our Company

Founded by John Hendricks, former Chairman of Discovery Communications and founder of the Discovery Channel, CuriosityStream is a media and entertainment company that offers premium video and audio programming across the principal categories of factual entertainment, including science, history, society, nature, lifestyle and technology. Our mission is to provide premium factual entertainment that informs, enchants and inspires.

We seek to meet demand for high-quality factual entertainment via subscription video on-demand (“SVOD”) platforms, content licensing, bundled content licenses for SVOD and linear offerings, talks and courses and partner bulk sales.

The main sources of our revenue are:

1. Subscription and license fees earned from our Direct-to-Consumer business and Partner Direct subscribers (“Direct Business”) and fees from distribution affiliates (“Wholesale” or “Bundled” Distribution),

2. License fees from content licensing arrangements (“Content Licensing,”), and

3. Advertising and other revenue, including free advertising-supported streaming television (“FAST”) channels, advertising on our linear channels, and sponsorships (“Other”).

We operate our business as a single operating segment that provides premium content through multiple channels, including the use of various applications, partnerships and affiliate relationships.

CuriosityStream’s award-winning SVOD content library features more than 15,000 programs that explore topics ranging from space engineering to ancient history to the rise of Wall Street, and includes shows and series from leading nonfiction producers, and is backed by over $150 million in investment. Through new and long-standing international partnerships, substantial portions of our video library have been localized from English into twelve different languages. The Company also aggregates rights to hundreds of thousands of video and audio programs, course materials and other assets to utilize on our own services as well as to license to other media and technology companies. The Company’s differentiated, scaled content library includes access to over one million hours of content. Together with our content partners, we are able to provide over 960,000 hours of raw video footage, more than 470,000 hours of finished content and over 7,000 audio titles to licensees for various applications, as well as and over 9 million proprietary coding data tokens.

Business Model and Services

Our business model relies on the collaboration of (i) our content team, which works with more than 150 production companies and distributors across the world to create and acquire programming, (ii) our legal and finance teams, which structure and formalize agreements, (iii) our creative services and content operations teams, which develop marketing materials, metadata and other assets associated with a piece of content, and (iv) our content operations and technology teams, which then deliver our content and services to all manner of devices and platforms for our over 20 million paid subscribers directly or through our relationships with third parties.

Subscription Business

Direct Subscription

Our Direct Subscription revenue is derived from consumers subscribing directly through our owned and operated websites (“O&O Consumer Service”); mobile applications developed for iOS and Android operating systems (“App Services”); and through the multichannel video programming distributors (MVPDs”), virtual MVPDs (“vMVPDs”) and digital distributor partners that constitute our “Partner Direct” relationships.

Our O&O Consumer Service is available globally to any household with a broadband connection. Our App Services enable access to the CuriosityStream SVOD service on almost every major consumer device, including streaming media players like Roku, Apple TV and Amazon Fire TV and major smart TV brands (e.g., LG, Vizio, Samsung). We offer monthly and annual plans for three SVOD services: CuriosityStream, Curiosity University and CatholicStream. Alongside a standard subscription to the CuriosityStream SVOD service in the US, we offer the “Smart Bundle” package, which includes access to Tastemade, Kidstream, SommTV, and Curiosity University. Future adjustments to our subscription plans may be considered.

Our Partner Direct business includes the channel stores such as Amazon Prime Video, YouTube Primetime Channels and Apple TV+, where subscribers can subscribe directly to one of our services within the channel store as an add-on to their subscription package. Partner Direct partners pay us a license fee for sales to individuals who subscribe to CuriosityStream via the partners’ respective platforms. We have affiliate agreement relationships with, and our service is available directly from major MVPDs that include Comcast, Cox, and Dish, and vMVPDs and digital distributors that include Amazon Prime Video Channels, Apple Channels, Roku Channels, Sling TV and YouTube Primetime Channels.In addition to our standard subscription offerings, we generate revenue from Transactional Video-On-Demand (TVOD), which allows consumers to purchase or rent individual titles on a pay-per-view basis.

Our Enterprise business is comprised primarily of selling subscriptions in bulk to companies and organizations that in turn offer these subscriptions to their employees and members as an employment benefit or “gift of curiosity.”

Bundled or Wholesale Distribution

We have affiliate relationships with our bundled MVPD partners (including Multichoice, FuboTV and Izzi, among others) and vMVPDs, which are broadband and wireless companies in the US and international territories to whom we can offer a broad scope of rights, including 24/7 “linear” channels, an on-demand content library, mobile rights and pricing and packaging flexibility, in exchange for an annual fixed fee or fee per subscriber as part of a multi-year agreement. As such, our Bundled Distribution business offers us the advantages of long-cycle and recurring revenue and the potential to access hundreds of millions of paying subscribers globally.

Content Licensing Business

Our Content Licensing business provides factual content to entertainment media companies. We are able to license to other media companies a collection or a selection of our existing titles in a traditional content licensing deal. We are also able to license a deeper or broader collection of factual titles for partners who need a “factual solution” to supplement their own core content offering. In addition, we are working with technology companies and our content partners to deliver hundreds of thousands of hours of video, audio and other data to meet the demand for premium assets required for training next-gen AI models.

Advertising and Other Business

We provide advertising and sponsorships services through developing integrated digital brand partnerships designed to offer CuriosityStream content in a variety of forms, including short- and long-form program integration; branded social media promotional videos; broadcast advertising spots in our video and audio programs that are made available on our linear programming channels or in front of the paywall; and our increasing focus on digital display ads while delivering our content through advertising-based video-on-demand (AVOD), free advertising-supported streaming television (FAST), YouTube and other similar distribution channels.

In the future, we hope to continue developing integrated digital brand partnerships with advertisers. These sponsorship campaigns offer companies the chance to be associated with CuriosityStream content in the forms described above. We believe the impressions accumulated in these multi-faceted campaigns would result in verifiable metrics for the clients.

Market Opportunity

We operate in markets with significant total addressable markets. According to Grand View Research the global addressable market for SVOD is approximately $100 billion and for AVOD is approximately $60 billion. Further, according to Dataintelo, the global addressable market for content licensing is approximately $285 billion.

The Offering

Common stock offered by the selling stockholder	7,000,000 shares.

Common stock outstanding	57,929,733 shares (as of August 4, 2025).

Underwriters’ option to purchase additional shares
of common stock from the selling stockholders	The selling stockholders have granted the underwriters an option to purchase up to an additional 1,050,000 shares at the public offering price less the underwriting discount, within 30 days from the date of this prospectus supplement.

Use of proceeds	We will not receive any proceeds from the sale of shares being sold in this offering. The selling stockholders will receive all of the net proceeds and bear all commissions and discounts, if any, from the sale of our common stock pursuant to this prospectus supplement, including from any exercise by the underwriters of their option to purchase additional shares of common stock. See “Use of Proceeds” and “Selling Stockholders.”

Risk factors	You should carefully read and consider the information set forth under “Risk Factors” herein, in the accompanying prospectus and in the documents incorporated by reference herein, including our Annual Report, before deciding to invest in our common stock.

Dividend policy	On March 13, 2024, the Company announced the initiation of its first-ever quarterly cash dividend. The payment of any cash dividends in the future is subject to financial condition, results of operations, capital requirements, restrictions contained in current or future financing instruments, provisions of applicable law, and other factors the Company’s Board deems relevant, and the Company’s Board continuing to determine that the declaration of dividends are in the best interests of its stockholders. See “Dividend Policy.”

NASDAQ ticker symbol	“CURI”

The number of shares of our common stock outstanding prior to this offering is based on 57,929,733 shares of our common stock outstanding as of August 4, 2025, and does not reflect shares of our common stock reserved for issuance under the Company’s 2020 Omnibus Incentive Plan. Unless otherwise indicated, all information contained in this prospectus supplement assumes no exercise of the underwriters’ option to purchase additional shares of common stock.

NON-GAAP FINANCIAL INFORMATION

The following tables include a reconciliation of the financial measures “Adjusted EBITDA” and “Adjusted EBITDA margin” to the most comparable GAAP financial measure, net income (loss), on a historical basis. We use these non-GAAP financial measures in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including in the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. These measures provide consistency and comparability with past financial performance, facilitate period-to-period comparisons of core operating results, and also facilitate comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. In addition, Adjusted EBITDA and Adjusted EBITDA Margin are widely used by investors and securities analysts to measure a company’s operating performance. We exclude the following items from net income to calculate Adjusted EBITDA: interest and other income (expense), provision for income taxes, depreciation and non-content amortization, loss/(gain) on the change in fair value of our warrants, equity interests loss (gain), impairment of goodwill, intangible assets and content assets, stock-based compensation, restructuring charges and other nonrecurring items. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenues for the period.

There are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, (1) although depreciation and amortization expense are non-cash charges, the assets subject to depreciation and amortization may have to be replaced in the future, and Adjusted EBITDA and Adjusted EBITDA Margin do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; and (2) Adjusted EBITDA and Adjusted EBITDA Margin do not reflect: (a) changes in, or cash requirements for, our working capital needs; or (b) tax payments that may represent a reduction in cash available to us. The non-GAAP financial measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures. A reconciliation of these non-GAAP financial measures has been provided in the below tables.

The non-GAAP financial information should be read in conjunction with the consolidated financial statements and related notes and Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2024, as well the consolidated financial statements and related notes and Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025. These historical results are not necessarily indicative of the results of operations to be expected for any future period.

Reconciliation of Adjusted EBITDA and Adjusted EBTIDA Margin

	For the three months ended,
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
	(in thousands, except for percentages)
Net Income (Loss)	$784	$319	$(2,813)	$(3,062)	$(2,031)	$(5,035)
Stock-Based Compensation (Other G&A)	2,214	863	1,834	2,720	1,325	689
Restructuring Costs (Other G&A)	13	25	2	3	126	41
Non-Recurring Items	273	93	28	47	0	0
Depreciation	42	41	54	75	93	117
Change in fair value of warrant liability	79	7	(22)	36	0	30
Interest & Other Income	(424)	(426)	(1,372)	(538)	(725)	(439)
Equity method investment loss	156	151	331	267	152	1,756
Provision for income taxes	(115)	28	(2)	45	55	34
Adjusted EBITDA	$3,022	$1,102	$(1,937)	$(407)	$(1,005)	$(2,848)
Adjusted EBITDA Margin	15.89%	7.30%	(13.70)%	(3.23)%	(8.11)%	(23.73)%

RISK FACTORS

An investment in our common stock involves risk. You should carefully consider the following risks, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risks and uncertainties discussed under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited consolidated financial statements and related notes thereto in our Annual Report, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our unaudited consolidated financial statements and related notes thereto in our Quarterly Reports, each of which is incorporated by reference in this prospectus supplement and the accompanying prospectus, before investing in our common stock. Any of the following risks could materially and adversely affect our business, financial condition, or results of operations. The selected risks described below or incorporated by reference in this prospectus supplement and the accompanying prospectus, however, are not the only risks facing us. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, financial condition, or results of operations. In such a case, the trading price of our common stock could decline and you may lose all or part of your investment.

RISKS RELATED TO THIS OFFERING

None of the proceeds from the sale of shares of our common stock by the selling stockholder will be available to us to fund our operations, and we will have no control over whether the ultimate investors will try to exert influence over us in the future.

We will not issue any new shares of our common stock and will not receive any proceeds from the sale of shares of our common stock by the selling stockholder. The selling stockholder will receive all proceeds from the sale of such shares, including from any exercise by the underwriters of its option to purchase additional shares of common stock. Consequently, none of the proceeds from such sale by the selling stockholder will be available to us to fund our operations, capital expenditures, compensation plans or acquisition opportunities. See “Use of Proceeds.”

Furthermore, the entire offering could be sold to a small group of investors or even a single investor. We can provide no assurances as to the nature of the investors in this offering or whether such investors will try to exert influence over our business and our board of directors (the “Board”) in the future. You may not know the identity of other investors in this offering at the time you decide to invest in this offering.

The market price of shares of our common stock may be volatile, which could cause the value of our stockholders’ investment to decline, potentially significantly.

The market price of our common stock may be highly volatile and could be subject to wide fluctuations. Securities markets worldwide experience significant price and volume fluctuations. This market volatility, as well as general economic, market or political conditions, could reduce the market price of shares of our common stock regardless of our operating performance. In addition, our operating results could be below the expectations of public market analysts and investors due to a number of potential factors, including variations in our quarterly operating results or dividends, if any, to stockholders, additions or departures of key management personnel, failure to meet analysts’ earnings estimates, publication of research reports about our industry, litigation and government investigations, changes or proposed changes in laws or regulations or differing interpretations or enforcement thereof affecting our business, adverse market reaction to any indebtedness we may incur or securities we may issue in the future, changes in market valuations of similar companies, investments by activist investors in our common stock or speculation in the press or investment community, announcements by us or our competitors of significant contracts, acquisitions, dispositions, strategic partnerships, joint ventures or capital commitments, adverse publicity about the industries we participate in or individual scandals, and in response the market price of shares of our common stock could decrease significantly.

In the past few years, stock markets have experienced extreme price and volume fluctuations. In the past, following periods of volatility in the overall market and the market price of a company’s securities, securities class action litigation has often been instituted against these companies. Such litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

There can be no assurance that we will continue to declare cash dividends.

On March 13, 2024, we announced the initiation of our first-ever quarterly cash dividend. The payment of any cash dividends in the future is subject to financial condition, results of operations, capital requirements, restrictions contained in current or future financing instruments, provisions of applicable law, and other factors our Board deems relevant, and our Board continuing to determine that the declaration of dividends are in the best interests of our stockholders. We may be unable to maintain a level of cash flow from operating activities sufficient to permit us to pay dividends. If our cash flow and capital resources are insufficient, payment of declared dividends could be left unpaid. The declaration and payment of any dividend may be discontinued or reduced at any time, and there can be no assurance that we will declare cash dividends in the future in any particular amounts, or at all. To the extent that expectations by market participants regarding the potential payment, or amount, of any regular dividend prove to be incorrect, the price of our common stock may be materially and negatively affected, and investors that bought shares of our common stock based on those expectations may suffer a loss on their investment. There can be no assurance that the declaration and payment of dividends will be fully consummated or that it will enhance long-term stockholder value.

Future sales, including the sales by the selling stockholder, or the perception of future sales, by us or our stockholders in the public market could cause the market price for our common stock to decline.

The mass sale of shares of our common stock in the public market, including the sales of securities offered hereby by the selling stockholder, or the perception that such sales could occur, could harm the prevailing market price of shares of our common stock. These sales, or the possibility that these sales may occur, also might impede our ability to sell equity securities in the future at a time and at a price that it deems appropriate.

In particular, the shares of our common stock reserved for future issuance under our Omnibus Incentive Plan will become eligible for sale in the public market once those shares are issued, subject to provisions relating to various vesting agreements, lock-up agreements (if any) and, in some cases, limitations on volume and manner of sale applicable to affiliates under Rule 144, as applicable, and the general availability of Rule 144 to such affiliates. In the future, we may also issue our securities in connection with investments or acquisitions. The amount of shares of our common stock issued in connection with an investment or acquisition could constitute a material portion of our then-outstanding shares of common stock. Any issuance of additional securities in connection with investments or acquisitions may result in additional dilution to our stockholders.

We are potentially subject to taxation related risks in multiple jurisdictions, and changes in U.S. tax laws, in particular, could have a material adverse effect on our business, cash flow, results of operations or financial condition.

We are a U.S.-based company potentially subject to tax in multiple U.S. and non-U.S. tax jurisdictions. Significant judgment will be required in determining our global provision for income taxes, deferred tax assets or liabilities and in evaluating our tax positions on a worldwide basis. While we believe our tax positions are consistent with the tax laws in the jurisdictions in which we conduct our business, it is possible that these positions may be overturned by jurisdictional tax authorities, which may have a significant impact on our global provision for income taxes.

Tax laws are dynamic and subject to change as new laws are passed and new interpretations of the law are issued or applied. In particular, the United States recently enacted significant U.S. federal income tax reform, and certain provisions of this new U.S. federal income tax law may adversely affect us. This new U.S. federal income tax law requires complex computations that were not previously provided for under U.S. tax law. Furthermore, this new U.S. federal income tax law requires significant judgments to be made in interpretation of the law and significant estimates in the calculation of the provision for income taxes. Additional interpretive guidance may be issued by the U.S. Internal Revenue Service, the U.S. Department of the Treasury or another governing body that may significantly differ from the Company’s interpretation of this new U.S. federal income tax law, which may result in a material adverse effect on our business, cash flow, results of operations or financial condition. In addition, governmental tax authorities are increasingly scrutinizing the tax positions of companies. Many countries in the European Union, as well as a number of other countries and organizations such as the Organization for Economic Cooperation and Development, are actively considering changes to existing tax laws that, if enacted, could increase our tax obligations in countries where we do business. If U.S. or non-U.S. tax authorities change applicable tax laws, our overall taxes could increase, and our business, financial condition or results of operations may be adversely impacted.

Anti-takeover provisions in our organizational documents could delay or prevent a change of control.

Certain provisions of our Second Amended and Restated Certificate of Incorporation (our “Charter”) and Amended and Restated Bylaws (our “Bylaws”) may have an anti-takeover effect and may delay, defer or prevent a merger, acquisition, tender offer, takeover attempt or other change of control transaction that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders.

These provisions provide for, among other things:

●	the ability of our Board to issue one or more series of preferred stock;

●	advance notice for nominations of directors by stockholders and for stockholders to include matters to be considered at our annual meetings;

●	certain limitations on convening special stockholder meetings;

●	limiting the ability of stockholders to act by written consent;

●	providing that our Board is expressly authorized to make, alter or repeal our Bylaws;

●	the removal of directors only for cause and only upon the affirmative vote of holders of at least a majority of the shares of common stock entitled to vote generally in the election of directors; and

●	that certain provisions may be amended only by the affirmative vote of at least 66.7% of the shares of common stock entitled to vote generally in the election of directors.

These anti-takeover provisions could make it more difficult for a third-party to acquire us, even if the third-party’s offer may be considered beneficial by many of our stockholders. As a result, our stockholders may be limited in their ability to obtain a premium for their shares. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and to cause us to take other corporate actions you desire.

Our Charter designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.

Our Charter provides that, subject to limited exceptions, any (i) derivative action or proceeding brought on our behalf, (ii) action asserting a claim of breach of a fiduciary duty owed by any director, officer, stockholder or employee to us or our stockholders, (iii) action asserting a claim arising pursuant to any provision of the DGCL or our Charter or Bylaws, or (iv) action asserting a claim governed by the internal affairs doctrine shall, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, another state or federal court located within the State of Delaware. Our Charter provides that the federal district courts of the U.S. shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Notwithstanding the foregoing, the exclusive forum provision shall not apply to claims seeking to enforce any liability or duty created by the Exchange Act. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and to have consented to the provisions of our Charter described above. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and employees. Alternatively, if a court were to find these provisions of our Charter inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition.

USE OF PROCEEDS

The selling stockholder will receive all of the net proceeds from the sale of shares of our common stock offered pursuant to this prospectus supplement, including from any exercise by the underwriters of their option to purchase additional shares of common stock. We are not selling any shares of common stock under this prospectus supplement and will not receive any proceeds from the sale of shares being sold in this offering. The selling stockholder will bear the underwriting commissions and discounts, if any, attributable to their sale of our common stock, and we will bear the remaining expenses. See “Selling Stockholder.”

DIVIDEND POLICY

On November 5, 2024, the Board declared the cash dividend of $0.025 per share to be paid on March 28, 2025, to all holders of record of common stock at the close of business on March 14, 2025. On January 30, 2025, the Board increased the dividend from $0.025 per share to $0.030 per share. On March 10, 2025, the Board further increased the dividend to $0.040 per share. On May 5, 2025, the Board further increased the dividend to $0.080 per share. On May 8, 2025, the Board declared a special, one-time cash dividend of $0.10 per share, payable on June 27, 2025, to shareholders of record on June 13, 2025, for an aggregate amount of $5.8 million. Subsequently, on August 5, 2025 the Board declared a dividend of $0.080 per share payable on September 19, 2025 to stockholders of record on September 5, 2025. Subject to future declaration by our Board, we intend to continue to pay regular quarterly cash dividends.

Payment of future dividends, if any, will be at the discretion of and subject to future declaration by the Board and will depend on our financial condition, results of operations, capital requirements, restrictions contained in current or future financing instruments, provisions of applicable law, and other factors our Board deems relevant.

SELLING STOCKHOLDER

The table below and accompanying footnotes set forth information regarding the beneficial ownership of the selling stockholder, the number of shares of our common stock offered hereby by the selling stockholder and information with respect to shares to be beneficially owned by the selling stockholder after completion of this offering.

The number of shares and percentages of beneficial ownership provided in the table below are based on the beneficial ownership as of August 11, 2025 and are based on 57,929,733 shares of our common stock outstanding as of August 4, 2025.

A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days.

To our knowledge, unless otherwise noted in the footnote to the table below, and subject to applicable community property laws, the person named in the table has sole voting and investment power with respect to its beneficially owned common stock. Except as described below, to our knowledge, the selling stockholder has not held any position or office or had any other material relationship with us or our affiliates during the three years prior to the date of this prospectus supplement. In addition, except as otherwise described below, based on the information provided to us by the selling stockholder, the selling stockholder is not a broker-dealer or an affiliate of a broker-dealer.

The business address of the selling stockholder is 8484 Georgia Ave., Suite 700, Silver Spring, Maryland, 20910.

Name and Address	Number of Shares Beneficially Owned Prior to the Offering	Number of Shares Offered	Number of Shares Beneficially Owned After the Offering	Percentage of Shares Beneficially Owned After the Offering
John Hendricks(1)	20,658,132	7,000,000	13,658,132	23.6%

*	Represents less than 1%.

(1)	John Hendricks serves as the Chairman of our Board of Directors. Includes (i) 395,357 shares of common stock held directly by Mr. Hendricks and (ii) 20,262,775 shares held by Hendricks Factual Media LLC, of which Mr. Hendricks is the manager and holds voting and dispositive power over the Company’s securities held by Hendricks Factual Media LLC.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock subject to this registration, which we refer to as our securities. This discussion applies only to securities that are held as capital assets for U.S. federal income tax purposes (generally, property held for investment) and is applicable only to holders who received our securities in this offering.

This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances. This discussion does not address any tax consequences arising under U.S. alternative minimum tax rules, any consequences resulting from U.S. federal tax laws other than income tax laws (such as estate or gift tax laws or the Medicare tax on certain investment income), the tax laws of any U.S. state or locality, any non-U.S. tax laws or considerations under any applicable income tax treaty (except as expressly specified below). Further, this discussion is general in nature and does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances or that may be applicable to you if you are subject to special treatment under the U.S. federal income tax laws, including but not limited to, if you are:

●	a bank, financial institution or financial services entity;

●	a broker-dealer;

●	a government or agency or instrumentality thereof;

●	a regulated investment company;

●	a real estate investment trust;

●	an expatriate or former long-term resident of the United States;

●	an insurance company;

●	a dealer or trader subject to a mark-to-market method of accounting with respect to the securities;

●	a person holding the securities as part of a “straddle,” hedge, integrated transaction or similar transaction;

●	a U.S. holder (as defined below) whose functional currency is not the U.S. dollar;

●	a person required to accelerate the recognition of any item of gross income with respect to our common stock as a result of such income being recognized on an applicable financial statement;

●	an S-corporation, partnership or other pass-through entity for U.S. federal income tax purposes and any beneficial owners of such an entity;

●	a person who holds or receives our common stock pursuant to the exercise of any employee stock option or otherwise as compensation; and

●	a tax-exempt organization.

This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and administrative pronouncements, judicial decisions and final, temporary and proposed regulations promulgated by the U.S. Department of the Treasury pursuant to the Code (“Treasury Regulations”) as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein.

We have not sought, and will not seek, a ruling from the U.S. Internal Revenue Service (“IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and such disagreement by the IRS may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

This discussion does not consider the tax treatment of an entity or an arrangement treated as a partnership or other pass-through entities for U.S. federal income tax purposes or persons who hold our securities through such entities or arrangements. If an entity or arrangement classified as a partnership or other pass-through entity for U.S. federal income tax purposes is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner or member in the partnership or other pass-through entity generally will depend on the status of the partner or member and the activities of the partnership or other pass-through entity. If you are a partner or member of a partnership or other pass-through entity holding our securities, we urge you to consult your own tax advisor.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS.

U.S. Holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our shares of common stock who or that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a United States person.

Taxation of Distributions. If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. holders of shares of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder may constitute “qualified dividends” that will be subject to U.S. federal income tax at the maximum tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, then a U.S. holder that is a taxable corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and a non-corporate U.S. holder may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock. Upon a sale or other taxable disposition of our common stock, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized (generally, the sum of the amount of cash and the fair market value of any other property received in such disposition) and the U.S. holder’s adjusted tax basis in the common stock. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the common stock so disposed of exceeds one year. If such one-year holding period is not satisfied, any gain on a sale or taxable disposition of the common stock would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations. A U.S. holder’s adjusted tax basis in its common stock generally will equal the U.S. holder’s acquisition cost for the common stock (or any predecessor stock in a nonrecognition transaction), less any prior distributions treated as a return of capital.

Information Reporting and Backup Withholding. In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our shares of common stock, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Any amounts withheld under the backup withholding rules generally should be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

This section applies to you if you are a “non-U.S. holder.” As used herein, the term “non-U.S. holder” means a beneficial owner of our shares of common stock (other than a partnership or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) that is not a U.S. holder.

Taxation of Distributions. In general, any distributions we make to a non-U.S. holder of shares of our common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States, we (or the applicable withholding agent) will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or IRS Form W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. holder’s adjusted tax basis in its shares of our common stock and, to the extent such distribution exceeds the non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.

The withholding tax does not apply to dividends paid to a non-U.S. holder who provides an IRS Form W-8ECI, certifying that the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States. Instead, such dividends will be subject to regular U.S. federal income tax on a net income basis as if the non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A non-U.S. corporation receiving such dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a reduced rate under an applicable income tax treaty).

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock. A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our common stock, unless:

●	the gain is effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States);

●	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

●	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. holder held our common stock, and, in the case where shares of our common stock are regularly traded on an established securities market, the non-U.S. holder has owned, actually or constructively, more than 5% of our common stock at any time within the shorter of the five-year period preceding the disposition or such non-U.S. holder’s holding period for the shares of our common stock. There can be no assurance that our common stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable income tax treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the non-U.S. holder were a U.S. resident, net of certain deductions and credits. Any gains described in the first bullet point above of a non-U.S. holder that is a non-U.S. corporation may also be subject to an additional “branch profits tax” at a 30% rate (or a reduced rate under an applicable income tax treaty).

A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or a reduced rate under an applicable income tax treaty) on any gain derived from the disposition, which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

If the third bullet point above applies to a non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of our common stock will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our common stock from such holder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition. We do not believe that we are or have been, and we do not anticipate becoming, a United States real property holding corporation. However, such determination is factual in nature and subject to change and no assurance can be provided as to whether we are or will be a United States real property holding corporation at any future time. Prospective investors should consult their tax advisors regarding the consequences that could result if we have been, are or become a “United States real property holding corporation.”

Information Reporting and Backup Withholding. Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our shares of common stock. A non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid the backup withholding as well. The amount of any backup withholding from a payment to a non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA. In accordance with Sections 1471 to 1474 of the Code (commonly referred to as the Foreign Account Tax Compliance Act, or FATCA), a 30% U.S. federal withholding tax may apply to any dividend (including constructive dividends) on our common stock paid to (i) a “foreign financial institution” (as specifically defined in FATCA), whether such foreign financial institution is the beneficial owner or an intermediary, unless such foreign financial institution agrees to verify, report and disclose its United States “account” holders (as specifically defined in FATCA) and meets certain other specified requirements or (ii) a non-financial foreign entity, whether such non-financial foreign entity is the beneficial owner or an intermediary, unless such entity provides a certification that the beneficial owner of the payment does not have any substantial United States owners or provides the name, address and taxpayer identification number of each such substantial United States owner and certain other specified requirements are met. In certain cases, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. Prospective investors should consult their tax advisors regarding the effects of FATCA on their investment in our securities.

UNDERWRITING

We, the selling stockholder and the underwriters for the offering named below have entered into an underwriting agreement with respect to the common stock being offered. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase from the selling stockholder the number of shares of our common stock set forth opposite its name below. Needham & Company, LLC is acting as the representative of the underwriters.

Underwriter	Number of Shares
Needham & Company, LLC	2,975,000
Craig-Hallum Capital Group LLC	2,975,000
Roth Capital Partners, LLC	1,050,000
Total	7,000,000

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased, other than those shares covered by the option to purchase additional shares of our common stock, as described below. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We and the selling stockholder have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act of 1933, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Option to Purchase Additional Shares. The selling stockholder has granted an option to the underwriters to purchase up to 1,050,000 additional shares of common stock at the public offering price, less the underwriting discounts and commissions. This option is exercisable for a period of 30 days. To the extent that the underwriters exercise this option, the underwriters will purchase additional shares from the selling stockholder in approximately the same proportion as shown in the table above.

Discounts and Commissions. The following table shows the public offering price, underwriting discounts and commissions and proceeds, before expenses to the selling stockholder. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Total
	Per Share	Without Over- Allotment	With Over Allotment
Public offering price	$3.5000	$24,500,000	$28,175,000
Underwriting discounts and commissions	$0.1680	$1,176,000	$1,352,400
Proceeds, before expenses, to selling stockholder	$3.3320	$23,324,000	$26,822,600

The underwriters propose to offer the shares of common stock to the public at the public offering price set forth on the cover of this prospectus supplement. The underwriters may offer the shares of common stock to securities dealers at the public offering price less a concession not in excess of $0.10080 per share. If all of the shares are not sold at the public offering price, the underwriters may change the offering price and other selling terms.

Discretionary Accounts. The underwriters do not intend to confirm sales of the shares to any accounts over which they have discretionary authority.

Stabilization. In connection with this offering, the underwriters may engage in stabilizing transactions, short sales, syndicate covering transactions, penalty bids and purchases to cover positions created by short sales.

●	Stabilizing transactions permit bids to purchase shares of common stock so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the common stock while the offering is in progress.

●	Short sales involve sales by the underwriters of shares of common stock in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in the option to purchase additional shares. The underwriters may close out any short position by exercising their option to purchase additional shares and/or purchasing shares in the open market.

●	Syndicate covering transactions involve purchases of common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the option to purchase additional shares. If the underwriters sell more shares than could be covered by exercise of the option to purchase additional shares and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

●	Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the common stock originally sold by that syndicate member is purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on the Nasdaq Stock Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Lock-Up Agreements. We have agreed that, for a period of ninety (90) days from the closing of this offering, without the prior written consent of the underwriters, and subject to certain exceptions, neither we nor any of our subsidiaries shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of our common stock or common stock equivalents or file any registration statement or amendment or supplement thereto, other than this prospectus supplement.

In addition, each of our directors and officers and certain of our stockholders has entered into a lock-up agreement with the underwriters. Under the lock-up agreements, for a period of ninety (90) days from the date of this prospectus supplement (the “Lock-Up Period”), without the prior written consent of the underwriters, the foregoing persons may not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock beneficially owned or any other securities so owned convertible into or exercisable or exchangeable for common stock, (ii) enter into any hedging, swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock or any security convertible into or exercisable or exchangeable for common stock, (iii) make any demand for, or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock or (iv) publicly disclose the intention to do any of the foregoing, subject to certain exceptions. These restrictions do not apply in the following circumstances, subject to certain requirements:

●	issuances of securities solely made in connection with exercises of outstanding stock options or warrants of the Company, provided that any shares of common stock received upon such exercise will be subject to the trading restrictions discussed above;

●	a transfer of common stock or securities convertible into, or exercisable or exchangeable for common stock to immediate family members, family partnerships, or trusts, the only partners or beneficiaries of which are the lock-up party and/or a member of his or her immediate family;

●	transfers upon the death of the lock-up party to his or her executors, legatees or beneficiaries or a bona fide gift;

●	any transactions effectuated pursuant to a trading plan that satisfies all of the requirements of Rule 10b5-1 under the Exchange Act (“10b5-1 plan”) existing on the date hereof and disclosed to the underwriters;

●	the establishment of a 10b5-1 plan, so long as no sales may occur thereunder during the Lock-Up Period; or

●	in the case of a certain director, the sale or transfer of up to 200,000 shares of common stock at a price per share of common stock greater than the public offering price set forth on the cover of this prospectus supplement, with such sale or transfer to be facilitated through the representative.

Needham & Company, LLC may, in its sole discretion and at any time or from time to time before the termination of the Lock-Up Period release all or any portion of the securities subject to lock-up agreements.

Electronic Offer, Sale and Distribution of Shares. A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The representative may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Other Activities and Relationships.

The underwriters are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of its business for which it may receive customary fees and reimbursement of expenses. In the ordinary course of its various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for its own account and for the accounts of its customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Barrington Research Associates, Inc. is acting as our financial advisor for this transaction, for which we will pay an advisory fee.

Listing. Our common stock is listed on The Nasdaq Capital Market, under the symbol “CURI.” On August 11, 2025, the closing sales price of our common stock as reported on Nasdaq was $4.14 per share.

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus supplement is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus supplement is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus supplement is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus supplement.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33105), the underwriters are not required to comply with the disclosure requirements of NI33-105 regarding underwriter conflicts of interest in connection with this offering.

Cayman Islands

No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities.

European Economic Area — Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC, the Prospectus Directive, as implemented in Member States of the European Economic Area (each, a Relevant Member State), from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

●	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

●	to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

●	to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of us or any underwriters for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code Monetaire et Financier) and Articles 211-1 et seq. of the General Regulation of the French Autorite des marches financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifies) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D.744-1, D.754-1 ;and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1; and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005, or the Prospectus Regulations. The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(1) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus supplement have not been approved or disapproved by the Israeli Securities Authority (the ISA), or ISA, nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus supplement is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Society e la Borsa, “CONSOB” pursuant to the Italian securities legislation) and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

●	to Italian qualified investors, as defined in Article 100 of Decree no.58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 11971”) as amended (“Qualified Investors”); and

●	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

●	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

●	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta publica de valores mobiliarios) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Codigo dos Valores Mobiliarios). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissao do Mercado de Valores Mobiliarios) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the shares of common stock were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of common stock, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares of common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the common stock pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law; or

(d)	as specified in Section 276(7) of the SFA.

In connection with Section 309B of the SFA and the Capital Markets Products (the “CMP”) Regulations 2018, the shares of common stock are prescribed capital markets products (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in Monetary Authority of Singapore Notice SFA 04-N12: Notice on the Sale of Investment Products and Monetary Authority of Singapore Notice FAA-N16: Notice on Recommendations on Investment Products).

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor have we received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by us.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Conduct Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to us.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus supplement will be passed upon for us by Arnold & Porter Kaye Scholer LLP, New York, New York. Certain legal matters in connection with the offering will be passed upon for the underwriters by Faegre Drinker Biddle & Reath LLP.

EXPERTS

The consolidated financial statements of the Company incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 have been audited by Ernst & Young LLP, an independent registered public accounting firm, as stated in their report, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The audited financial statements as of and for the year ended December 31, 2024 incorporated by reference in this prospectus supplement and elsewhere in the registration statement of which this prospectus supplement forms a part, have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common stock offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus are part of the registration statement and therefore do not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our common stock, you should refer to the registration statement and its exhibits and schedules. Statements in this prospectus supplement and the accompanying prospectus about the contents of any contract, agreement or other document are not necessarily complete and in each instance that a copy of such contract, agreement or document has been filed as an exhibit to the registration statement, we refer you to the copy that we have filed as an exhibit.

We file annual, quarterly and current reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. Our filings with the SEC, including the filings that are incorporated by reference to this prospectus, are available to the public on the SEC’s website at www.sec.gov. Those filings are also available to the public on, or accessible through, our website at www.curiositystream.com. The information contained on or accessible through our corporate website or any other website that we may maintain is not incorporated by reference herein and is not part of this prospectus or the registration statement of which this prospectus is a part. You may also inspect these reports and other information without charge at a website maintained by the SEC. The address of this site is http://www.sec.gov.

INCORPORATION BY REFERENCE

The rules of the SEC allow us to incorporate information into this prospectus supplement and the accompanying prospectus by reference. This means that we are disclosing important information to you by referring to other documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, except for any information superseded by information contained directly in this prospectus supplement. We incorporate by reference the documents listed below (other than any portions thereof, which under the Exchange Act and applicable SEC rules, are not deemed “filed” under the Exchange Act):

●	our Annual Report on Form 10-K for the year ended December 31, 2024;

●	Definitive Proxy Statement on Schedule 14A filed on April 24, 2025 (the portion thereof incorporated by reference in Part III of the Annual Report on Form 10-K for the fiscal year ended December 31, 2024 only);

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025;

●	our Current Reports on Form 8-K filed on January 31, 2025, March 11, 2025 (only with respect to Item 8.01), May 6, 2025 (only with respect to Item 8.01), May 9, 2025, July 3, 2025, July 16, 2025 and August 6, 2025 (only with respect to Item 8.01); and

●	the description of our capital stock contained in Exhibit 4.5 filed with our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including any amendment or report filed for the purpose of updating such description.

If we have incorporated by reference any statement or information in this prospectus supplement and we subsequently modify that statement or information with information contained in this prospectus supplement, the statement or information previously incorporated in this prospectus supplement is also modified or superseded in the same manner.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been incorporated by reference in this prospectus supplement. You should direct requests for those documents to CuriosityStream Inc., 8484 Georgia Ave., Suite 700, Silver Spring, MD 20910, Email: tia.cudahy@curiositystream.com, Attention: Tia Cudahy, Chief Operating Officer.

Exhibits to any documents incorporated by reference in this prospectus supplement will not be sent, however, unless those exhibits have been specifically referenced in this prospectus supplement.

PROSPECTUS

CuriosityStream Inc.

Secondary Offering of

26,509,278 Shares of Common Stock

This prospectus relates to the resale or distribution from time to time by the selling securityholders named in this prospectus or their permitted transferees of up to 26,509,278 shares of our Common Stock, par value $0.0001 per share (“Common Stock”).

This prospectus provides you with a general description of the Common Stock and the general manner in which the selling securityholders may offer or sell the securities. More specific terms of any securities that the selling securityholders may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.

The selling securityholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The selling securityholders will bear all commissions and discounts, if any, attributable to their sale of any of the securities. See “Plan of Distribution”.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and are subject to reduced public company reporting requirements.

Our Common Stock is traded on The Nasdaq Capital Market (the “NASDAQ”) under the symbol “CURI.” On May 2, 2022, the last reported sale price of our Common Stock was $2.22 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 3, 2022

You should rely only on the information contained in this prospectus,  including the information incorporated by reference into this prospectus, any supplement to this prospectus or in any free writing prospectus, filed with the Securities and Exchange Commission (the “SEC”). Neither we nor the selling securityholders have authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the SEC. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling securityholders are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus or in any documents incorporated by reference is accurate only as of the date of the applicable document, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: neither we nor the selling securityholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference filed with the SEC, on the other hand, you should rely on the information with the later date. If any statement in a document incorporated by reference is inconsistent with a statement in another document incorporated by reference having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, the selling securityholders may, from time to time, offer and sell, as applicable, the securities described in this prospectus in one or more offerings. The selling securityholders may use the shelf registration statement to sell up to an aggregate of 26,509,278 shares of Common Stock from time to time through any means described in the section entitled “Plan of Distribution.” More specific terms of any securities that the selling securityholders offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the Common Stock being offered and the terms of the offering.

A prospectus supplement or post-effective amendment may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or post-effective amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement, post-effective amendment or any related free writing prospectus. See “Where You Can Find More Information” and “Information Incorporated by Reference.”

Neither we nor the selling securityholders have authorized anyone to provide any information or to make any representations other than those contained in, or incorporated by reference into, this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the selling securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents and that information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information and all of such summaries are qualified in their entirety by the actual documents they purport to summarize. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information” and “Information Incorporated by Reference.”

On October 14, 2020 (the “Closing Date”), CuriosityStream Inc., a Delaware corporation (formerly named Software Acquisition Group Inc.) (the “Company”), consummated the merger pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated August 10, 2020, by and among the Company, CS Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), CuriosityStream Operating Inc., a Delaware corporation (subsequently renamed Curiosity Inc.) (“Legacy CuriosityStream”), and Hendricks Factual Media LLC, a Delaware limited liability company (“HFM”). The transactions contemplated by the Merger Agreement are referred to herein as the “Business Combination.”

Upon the consummation of the Business Combination, Merger Sub merged with and into Legacy CuriosityStream, with Legacy CuriosityStream surviving the merger in accordance with the Delaware General Corporation Law as a wholly owned subsidiary of the Company (the “Merger” and, the completion of the Merger, the “Closing”). In connection with the Closing, the Company changed its name from “Software Acquisition Group Inc.” to “CuriosityStream Inc.” Unless the context otherwise requires, the “Company” refers to the registrant and its subsidiaries, including Legacy CuriosityStream, after the Closing, and “SAQN” refers to the registrant prior to the Closing.

TRADEMARKS, SERVICE MARKS AND TRADE NAMES

This prospectus and the information incorporated by reference herein contain some of our trademarks, service marks and trade names, including, among others, “CuriosityStream,” “Curiosity” and “One Day University.” Each one of these trademarks, service marks or trade names is either (1) our registered trademark, (2) a trademark for which we have a pending application, or (3) a trade name or service mark for which we claim common law rights. All other trademarks, trade names or service marks of any other company appearing in this prospectus or the information incorporated by reference herein belong to their respective owners. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus are presented without the TM, SM and symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent permissible under applicable law, our respective rights or the rights of the applicable licensors to these trademarks, service marks and trade names.

INDUSTRY AND MARKET DATA

The market data and certain other statistical information used throughout this prospectus and the information incorporated by reference herein are based on independent industry publications, government publications and other published independent sources. Although we believe these third-party sources are reliable as of their respective dates, neither we nor the selling securityholders have independently verified the accuracy or completeness of this information. Some data is also based on our good faith estimates. While we are not aware of any misstatements regarding our industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under “Risk Factors”. These and other factors could cause results to differ materially from those expressed in these publications.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The Company makes certain forward-looking statements in this prospectus. All statements, other than statements of present or historical fact included in or incorporated by reference in this prospectus, regarding the Company’s future financial performance, as well as the Company’s strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. The Company cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company, incident to its business.

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date. Although the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as may be required under applicable securities laws, you are advised to consult any additional disclosures the Company makes in its quarterly reports on Form 10-Q, annual report on Form 10-K and current reports on Form 8-K filed with the SEC. See “Where You Can Find More Information” and “Information Incorporated by Reference.”

Forward-looking statements contained in this prospectus include, but are not limited to, statements about the ability of the Company to:

●	suggest and serve content to its subscriber base;

●	meet the needs of distributor partners;

●	increase and retain its subscriber base and increase subscriber hours;

●	enter into integrated partnerships with corporate partners and advertisers;

●	develop integrated brand partnerships;

●	attract and retain sponsors;

●	effectively market for online sponsorship;

●	anticipate trends in video consumption;

●	compete for subscribers and sponsorship spending with other content services;

●	protect against the loss, misuse, and alteration of customers’ personally identifiable information;

●	meet future liquidity requirements;

●	continue operating under existing laws and licensing regimes;

●	license content at favorable rates;

●	anticipate the uncertainties inherent in the development of new business lines and business strategies;

●	implement and maintain health and safety initiatives in light of the COVID-19 pandemic;

●	identify, recruit, retain, incentivize and integrate existing and new employees, advisors and consultants;

●	attract, train and retain effective officers, key employees and directors;

●	increase brand awareness;

●	upgrade and maintain information technology systems, including backup systems;

●	compete in the factual subscription video on-demand category;

●	acquire, and enhance the capabilities of, its intellectual property;

●	protect its intellectual property by relying on confidentiality and license agreements with our employees, consultants and third parties, and on trademark and copyright laws;

●	broaden and stabilize its sources of revenue;

●	obtain additional capital, including use of the debt market and through the issuance of various types of securities;

●	enhance future operating and financial results;

●	meet international and education market expansion plans, including by managing and adjusting its business to address varying international markets;

●	comply with laws and regulations applicable to its business;

●	stay abreast of modified or new laws and regulations applying to its business, including copyright and privacy regulation;

●	improve its review process for complex securities and related accounting standards;

●	negotiate content and other licensing agreements;

●	invest in content and marketing, including investments in original programming;

●	invest in corporate infrastructure, including adding personnel and systems to its administrative and revenue-generating functions;

●	maintain key strategic relationships with partners and distributors;

●	anticipate and respond to uncertainties associated with product and service development and market acceptance; and

●	anticipate the impact of new U.S. federal income tax laws, including the impact on deferred tax assets.

v

As a result of a number of known and unknown risks and uncertainties, the Company’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

●	an inability to maintain and develop new and existing revenue-generating relationships and partnerships or to significantly increase its subscriber base and retain customers;

●	a failure to develop, acquire and maintain an adequate breadth and depth of content;

●	the Company’s inability to protect its intellectual property;

●	the impact of content and pricing changes on subscriber growth;

●	increased competition in the subscription video on-demand segment;

●	the possibility that the Company may be unable to access financing sources;

●	a failure to attract new and qualified personnel in a timely and effective manner and retain existing personnel;

●	adverse changes in applicable laws or regulations, including but not limited to privacy laws, securities regulations and accounting standards;

●	a failure to maintain adequate privacy and data security systems and protocols;

●	general economic conditions and economic conditions specific to the internet, online commerce and the media industry;

●	adverse effects that COVID-19 and governmental responses thereto may have on the Company and/or the economy in general; and

●	other risks and uncertainties set forth in “Risk Factors”.

PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus and the information incorporated by reference, including the information set forth under “Risk Factors.” Some of the statements in this prospectus constitute forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements.”

Our Business

Created by John Hendricks, founder of the Discovery Channel and former Chairman of Discovery Communications, we are a media and entertainment company that offers premium video programming across the principal categories of factual entertainment, including science, history, society, nature, lifestyle and technology. Our mission is to provide premium factual entertainment that informs, enchants and inspires. We are seeking to meet demand for high-quality factual entertainment via subscription video on-demand (“SVoD”) platforms, as well as via bundled content licenses for SVoD and linear offerings, partner bulk sales, brand partnerships and content sales. We are well-positioned for growth as a digital-native video platform monetizing content across this broad revenue stack.

Through the rapid expansion of our library of high-quality titles and by exploiting multiple channels to monetize our programming, we believe that we have achieved global leadership in factual content streaming and are well positioned to capitalize on favorable ongoing industry trends to create value for our shareholders and other stakeholders.

Corporate Information

We are a Delaware corporation. Our principal executive offices are located at 8484 Georgia Ave., Suite 700, Silver Spring, Maryland 20910, and our telephone number is (301) 755-2050. Our corporate website address is www.investors.curiositystream.com. Information contained on or accessible through our website is not a part of this prospectus (except for the filings with the SEC expressly incorporated by reference herein).

Our common stock is traded on the NASDAQ under the symbol “CURI.”

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering, or (b) in which we have total annual gross revenue of at least $1.07 billion, (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period and (3) the date on which we are deemed to be a large accelerated filer under the rules of the SEC. References herein to emerging growth company will have the meaning associated with it in the JOBS Act.

The Offering

Securities Offered	This prospectus relates to the resale or distribution from time to time by the selling securityholders named in this prospectus or their permitted transferees of up to 26,509,278 shares of Common Stock.

Terms of the offering	The selling securityholders will determine when and how they will dispose of the shares of Common Stock registered under this prospectus for resale.

Shares outstanding prior to the offering	As of April 27, 2022, we had 52,772,919 shares of our Common Stock issued and outstanding.

Shares outstanding after the offering	52,772,919 shares of our Common Stock(1).

Use of proceeds	We will not receive any of the proceeds from the sale of the shares of Common Stock by the selling securityholders.

Market for Common Stock	Our common stock is traded on the NASDAQ under the symbol “CURI.”

Risk Factors	See “Risk Factors” and other information included and incorporated by reference in this prospectus for a discussion of factors you should consider before investing in our securities.

For additional information concerning the offering, see “Plan of Distribution”.

(1)	The number of issued and outstanding shares of Common Stock does not include the shares of Common Stock reserved for issuance under the Company’s 2020 Omnibus Incentive Plan.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks set forth under “Risk Factors” in any applicable prospectus, under “Risk Factors” under Item 1A of Part I of our Annual Report on Form 10-K filed with the SEC, and in any Quarterly Report on Form 10-Q filed with the SEC subsequent thereto, each incorporated by reference herein, and all of the other information contained or incorporated by reference in this prospectus, before investing in our securities. If any of these events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. In addition, much of the business information, as well as the financial and operational data contained in our risk factors, are updated by our periodic reports filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are also incorporated by reference into this prospectus. For more information, see “Where You Can Find More Information” and “Information Incorporated by Reference.”

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of our Common Stock by the selling securityholders.

DESCRIPTION OF SECURITIES

The following is a description of the material terms of, and is qualified in its entirety by, the Second Amended and Restated Certificate of Incorporation of the Company (the “Charter”) and the Amended and Restated Bylaws of the Company (the “Bylaws”). We urge you to read in their entirety our Charter and Bylaws. For information on how to obtain copies of such documents, please see “Where You Can Find More Information”.

Authorized and Outstanding Stock

Our authorized capital stock consists of 125,000,000 shares of common stock, $0.0001 par value per share, and 1,000,000 shares of undesignated preferred stock, $0.0001 par value per share. No shares of preferred stock are issued or outstanding. We have issued all shares of our capital stock in uncertificated form. As of April 27, 2022, there were 52,772,919 shares of Common Stock outstanding.

Common Stock

Holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders, including the election or removal of directors. Holders of Common Stock vote together as a single class on all matters submitted to a vote of our stockholders, except as required by law. Unless specified in our Charter or Bylaws, or as required by applicable provisions of the Delaware General Corporation Law (the “DGCL”) or applicable stock exchange rules, the affirmative vote of a majority of the shares of Common Stock that are voted is required to approve any such matter voted on by our stockholders. The board of directors of the Company (the “Board”) is divided into three classes, each of which generally serve for a term of three years with only one class of directors being elected each year. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the voting shares are able to elect all of the directors. Our stockholders are entitled to receive ratable dividends, if any, as may be declared from time-to-time by our Board out of legally available funds.

Preferred Stock

Our Charter provides that shares of preferred stock may be issued from time to time in one or more series. Our Board is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board is able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of our Common Stock and could have anti-takeover effects. The ability of our Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Redeemable Warrants

The warrants issued to Software Acquisition Holdings LLC in the private placement that closed concurrently with our IPO (the “Private Placement Warrants”), the warrants issued to PIPE Investors in connection with our Business Combination (the “PIPE Warrants”) and the warrants sold as part of the Units in the IPO (the “Public Warrants”, together with the Private Placement Warrants and the PIPE Warrants, the “Warrants”), were issued in registered form under a Warrant Agreement between Continental Stock Transfer & Trust Company (the “Warrant Agent”), and the Company (the “Warrant Agreement”), as amended. The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least a majority of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.

The Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Warrants being exercised. The warrantholders do not have the rights or privileges of holders of Common Stock and any voting rights until they exercise their Warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by our stockholders.

Each whole Warrant entitles the registered holder to purchase one whole share of Common Stock at a price of $11.50 per share, subject to adjustment as discussed below. Pursuant to the Warrant Agreement, a warrantholder may exercise its Warrants only for a whole number of shares of Common Stock. This means that only a whole Warrant may be exercised at any given time by a warrantholder. Only whole Warrants are traded. The Warrants will expire on October 14, 2025, at 5:00 p.m. Eastern Time, or earlier upon redemption or liquidation.

No Warrant is exercisable and we will not be obligated to issue shares of Common Stock upon exercise of a Warrant unless Common Stock issuable upon such Warrant exercise has been registered, qualified, or deemed to be exempt under the securities laws of the state of residence of the registered holder of such Warrant. In the event that the conditions in the immediately preceding sentence are not satisfied with respect to a Warrant, the holder of such Warrant will not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless. In no event will we be required to net cash settle any Warrant. In the event that a registration statement is not effective for the exercised Warrants, the purchaser of a Unit containing such Warrant will have paid the full purchase price for the Unit solely for the share of Common Stock underlying such Unit.

During any period when we shall have failed to maintain an effective registration statement with respect to the Warrants or the Common Stock issuable upon exercise of the Warrants, warrantholders may exercise Warrants on a cashless basis in accordance with Section 3(a)(9) of the Securities Act, or another exemption. If that exemption, or another exemption, is not available, holders will not be able to exercise their Warrants on a cashless basis.

We may call the Warrants for redemption:

●	in whole and not in part;

●	at a price of $0.01 per Warrant;

●	upon not less than 30 days’ prior written notice of redemption (the “30 day redemption period”) to each warrantholder; and

●	if, and only if, the reported last sale price of the Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-day trading period ending three (3) business days before we send the notice of redemption to the warrantholders.

If and when the Warrants become redeemable, we may not exercise our redemption right if the issuance of shares of Common Stock upon exercise of the Warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our best efforts to register or qualify such shares of Common Stock under the blue sky laws of the state of residence in those states in which the Warrants were offered by us in our IPO.

We established the last of the redemption criteria discussed above to prevent a redemption call unless there is, at the time of the call, a significant premium to the Warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Warrants, each warrantholder is entitled to exercise its Warrant prior to the scheduled redemption date. However, the price of the Common Stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 Warrant exercise price after the redemption notice is issued.

If we call the Warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their Warrants on a “cashless basis,” management will consider, among other factors, our cash position, the number of Warrants that are outstanding and the dilutive effect on stockholders of issuing the maximum number of shares of Common Stock issuable upon the exercise of the Warrants. If our management takes advantage of this option, all holders of Warrants would pay the exercise price by surrendering their Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Common Stock to be received upon exercise of the Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a Warrant redemption. We believe this feature is an attractive option to the Company if it does not need the cash from the exercise of the Warrants . If we call our Warrants for redemption and our management does not take advantage of this option, the Company’s former sponsor, Software Acquisition Group LLC (“Sponsor”), and its permitted transferees would still be entitled to exercise their Private Placement Warrants for cash or on a cashless basis using the same formula described above that other warrantholders would have been required to use had all warrantholders been required to exercise their Warrants on a cashless basis, as described in more detail below.

A holder of a Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Warrant, to the extent that, to the Warrant Agent’s actual knowledge, after giving effect to such exercise, such person (together with such person’s affiliates) would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of Common Stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each Warrant will be increased in proportion to such increase in the outstanding shares of Common Stock. A rights offering to holders of Common Stock entitling holders to purchase shares of Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Common Stock) and (ii) one minus the quotient of (x) the price per share of Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Common Stock, in determining the price payable for Common Stock, any consideration received for such rights, as well as any additional amount payable upon exercise or conversion, will be taken into account and (ii) fair market value means the volume weighted average price of Common Stock as reported during the 10-day trading period ending on the trading day prior to the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities, or other assets to the holders of Common Stock on account of such shares of Common Stock (or other shares of our capital stock into which the Warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Common Stock in respect of such event.

If the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Warrant will be decreased in proportion to such decrease in outstanding shares of Common Stock.

Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrants is adjusted, as described above, the Warrant exercise price will be adjusted by multiplying the Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than those described above or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the warrantholders will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised their Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Common Stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Warrant properly exercises the Warrant within 30 days following public disclosure of such transaction, the Warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the Warrant. The purpose of such exercise price reduction is to provide additional value to warrantholders when an extraordinary transaction occurs during the exercise period of the Warrants pursuant to which the warrantholders otherwise do not receive the full potential value of the Warrants in order to determine and realize the option value component of the Warrant. This formula is to compensate the warrantholder for the loss of the option value portion of the Warrant due to the requirement that the warrantholder exercise the Warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

Annual Stockholder Meetings

Our annual stockholder meetings are held at a date, time and place exclusively selected by our Board. To the extent permitted under applicable law, we may conduct meetings by remote communications, including by webcast.

Anti-Takeover Effects of Our Charter and Bylaws and Certain Provisions of Delaware Law

Our Charter and Bylaws contain and the DGCL contains provisions, as summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of our Board. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control and enhance the ability of our Board to maximize stockholder value in connection with any unsolicited offer to acquire the Company. However, these provisions may have an anti-takeover effect and may delay, deter, or prevent a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of Common Stock held by stockholders.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares.

However, the listing requirements of NASDAQ, which would apply so long as our Common Stock remains listed on the NASDAQ, require stockholder approval of certain issuances equal to or exceeding 20% of the then-outstanding voting power of our capital stock or the-then outstanding number of shares of common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

Our Board may generally issue preferred shares on terms calculated to discourage, delay or prevent a change of control of the Company or the removal of its management. Moreover, our authorized but unissued shares of preferred stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, to facilitate acquisitions and employee benefit plans.

One of the effects of the existence of unissued and unreserved Common Stock or preferred stock may be to enable our Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of Common Stock at prices higher than prevailing market prices.

Classified Board of Directors

Our Charter provides that our Board is classified into three classes of directors, with the classes to be as nearly equal in number as possible, and with each director serving a three-year term. As a result, approximately one-third of our Board members are elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our Board. Our Charter and Bylaws provide that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the Board.

Business Combinations

The Company is subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

●	a stockholder who owns 20% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

●	an affiliate of an interested stockholder; or

●	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

●	our Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

●	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

●	on or subsequent to the date of the transaction, the business combination is approved by our Board and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Removal of Directors; Vacancies

Under the DGCL, and as provided in our Charter, a director serving on a classified board may be removed by the stockholders only for cause and only by the affirmative vote of holders of a majority in voting power of all outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. In addition, our Charter provides that, subject to the rights granted to one or more series of preferred stock then outstanding and the rights granted pursuant to the Investor Rights Agreement (as defined below), any newly created directorship on our Board that results from an increase in the number of directors and any vacancies on our Board will be filled only by the affirmative vote of a majority of the remaining directors (other than directors elected by the holders of any series of preferred stock, voting separately as a series or together with one or more series, as the case may be), even if less than a quorum, by a sole remaining director or by the stockholders.

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless our Charter specifically authorizes cumulative voting. Our Charter does not authorize cumulative voting.

Special Stockholder Meetings

Our Charter provides that special meetings of our stockholders may be called at any time only by or at the direction of the chief executive officer, the Board or the chairperson of the Board pursuant to a resolution adopted by a majority of our Board. Our Bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of the Company.

Requirements for Advance Notification of Director Nominations and Stockholder Proposals

Our Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of the Board. In order for any matter to be “properly brought” before a meeting, a stockholder must comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our Bylaws also specify requirements as to the form and content of a stockholder’s notice. Our Bylaws allow our Board to adopt rules and regulations for the conduct of meetings as it deems appropriate, which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay, or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of us.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, the Company’s stockholders have appraisal rights in connection with a merger or consolidation of the Company. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Exclusive Forum

Our Charter provides that unless we consent to the selection of an alternative forum, the Delaware Chancery Court will be the exclusive forum for any (1) derivative action or proceeding brought on our behalf, (2) action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of ours or our stockholders, (3) action asserting a claim against our Charter or our Bylaws, or (4) action asserting a claim against us, our directors, officers or employees governed by the internal affairs. Our Charter provides that the Delaware Chancery Court is the exclusive jurisdiction for any stockholder to bring any action asserting an “internal corporate claim” as defined in Section 115 of the DGCL. In addition, our Charter provides that the Federal District Courts of the United States of America are the exclusive forum for resolution of any complaint asserting a cause of action under the Securities Act, or with respect to the offer or sale of our securities.

Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors, or stockholders. Our Charter, to the maximum extent permitted from time to time by Delaware law, renounces any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to our officers, directors or stockholders or their respective affiliates, other than those officers, directors, stockholders or affiliates who are our or our subsidiaries’ employees. Our Charter provides that, to the fullest extent permitted by law, none of the stockholder parties or any of their affiliates or any director who is not employed by us (including any non-employee director who serves as one of our officers in both his director and officer capacities) or his or her affiliates will have any duty to refrain from (1) engaging in a corporate opportunity in the same or similar lines of business in which we or our affiliates now engage or propose to engage or (2) otherwise competing with us or our affiliates. In addition, to the fullest extent permitted by law, in the event that any stockholder party or non-employee director acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself or himself or its or his affiliates or for us or our affiliates, such person will have no duty to communicate or offer such transaction or business opportunity to us or any of our affiliates and they may take any such opportunity for themselves or offer it to another person or entity. Our Charter does not renounce our interest in any business opportunity that is expressly offered to a non-employee director solely in his or her capacity as a director or officer of the Company. To the fullest extent permitted by law, no business opportunity is deemed to be a potential corporate opportunity for us unless we would be permitted to undertake the opportunity under our Charter, we have sufficient financial resources to undertake the opportunity and the opportunity would be in line with our business.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our Charter includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of the Company and its stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

Our Bylaws provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL. We are also expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, advancement and indemnification provisions in our Charter and Bylaws may discourage our stockholders from bringing a lawsuit against directors for breach of their fiduciary duty.

These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving our directors, officers or employees for which indemnification is sought.

Investor Rights Agreement

In connection with the consummation of the Merger, we entered into an Investor Rights Agreement with Legacy CuriosityStream, the Sponsor, HFM and officers and directors of Legacy CuriosityStream (the “Investor Rights Agreement”).

Under the Investor Rights Agreement, we agree to nominate two (2) individuals designated by the Sponsor (each a “Sponsor Director”) for election as members of our Board if, at such time, the Board does not contain a Sponsor Director and the Sponsor and their affiliates (the “Sponsor Entities”) together continue to beneficially own at least 50% of the shares of our common stock entitled to vote generally in the election of directors as of the date of the consummation of the Merger. Further, under the Investor Rights Agreement, HFM and the officers and directors of Legacy CuriosityStream agree to vote in favor of, or otherwise consent to, the election or appointment of a Sponsor Director at any meeting of the stockholders under the terms set forth above. If the Sponsor does not elect to nominate two (2) Sponsor Directors, we will agree to permit the Sponsor to select one (1) non-voting observer to participate in any Board meeting (including any committee thereof), for so long as the Sponsor and its affiliates continue to beneficially own at least 50% of the shares of our common stock entitled to vote generally in the election of directors as of the date of the consummation of the Merger.

In the case of a vacancy on our Board created by the death, disability, disqualification, removal or resignation of a Sponsor Director, we agree to notify Sponsor of such vacancy and nominate an individual timely designated by the Sponsor for election to fill the vacancy, provided that such nomination would not constitute a breach by our Board of its fiduciary duties or applicable laws.

Registration Rights

Pursuant to the Investor Rights Agreement, the Company must provide to certain Legacy CuriosityStream officers and directors certain customary “mandatory,” “demand” and “piggyback” registration rights in respect of its Common Stock. This registration statement is being filed in satisfaction of certain of these registration rights.

In addition, in connection with the Registration Rights Agreement dated as of November 19, 2019 by and between the Company and the Sponsor, the Company must provide to certain Sponsor Entities certain customary “demand” and “piggyback” registration rights in respect of their securities of the Company.

Rule 144

Rule 144 under the Securities Act (“Rule 144”) is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding twelve months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Upon the Closing of the Business Combination, the Company ceased to be a shell company and at least one year has elapsed from the time that the Company filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Now that Rule 144 has become available for the resale of our securities, a person who has beneficially owned restricted shares of our Common Stock or Warrants for at least six months would be entitled to sell their securities, provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our Common Stock or Warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	one percent (1%) of the total number of shares of Common Stock then outstanding; and

●	the average weekly reported trading volume of our Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

SELLING SECURITYHOLDERS

This prospectus relates to the resale or distribution from time to time by the selling securityholders named in this prospectus or their permitted transferees of up to 26,509,278 shares of our Common Stock.

The term “selling securityholders” includes the securityholders listed in the table below and their permitted transferees.

The following table provides, as of April 27, 2022, information regarding the beneficial ownership of our Common Stock by each selling securityholder, the number of shares of our Common Stock that may be sold by each selling securityholder under this prospectus and that each selling securityholder will beneficially own after this offering. Beneficial ownership is determined under Section 13(d) of the Exchange Act. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof, or has the right to acquire such powers within 60 days. The “Shares to be Sold in Offering” column lists the number of shares of Common Stock which may be offered by the selling securityholders pursuant to this prospectus, and includes shares of common stock underlying certain equity awards which are subject to various vesting and forfeiture conditions, as further detailed in the footnotes to the table.

Because each selling securityholder may dispose of all, none or some portion of their securities, no estimate can be given as to the number of securities that will be beneficially owned by a selling securityholder upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the securities covered by this prospectus will be beneficially owned by the selling securityholders and further assumed that the selling securityholders will not acquire beneficial ownership of any additional securities during the offering. In addition, the selling securityholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented.

We may amend or supplement this prospectus from time to time in the future to update or change this selling securityholders list and the securities that may be resold.

Please see the section titled “Plan of Distribution” for further information regarding the selling securityholders’ method of distributing these shares.

	Beneficial Ownership Before the Offering		Shares to be Sold in Offering		Beneficial Ownership After the Offering
Name of Selling Securityholder	Number of Shares	%(1)	Number of Shares	% (1)	Number of Shares	%
Hendricks Factual Media LLC(2)	21,356,188	40.5	21,356,188	40.5	--	--
John Hendricks(3)	22,252,345	42.2	246,157	*	650,000	1.2
Clint Stinchcomb(4)	1,521,428	2.9	3,488,099	6.6	--	--
Tia Cudahy(5)	405,926	*	674,213	1.3	--	--
Patrick Keeley(6)	53,777	*	72,548	*	--	--
Jason Eustace(7)	163,069	*	350,071	*	--	--
Jonathan Huberman(8)	3,126,904	5.9	24,922	*	3,101,982	5.9
Mike Nikzad(9)	1,109,022	2.1	21,981	*	1,087,041	2.1
Devin Emery(10)	139,820	*	215,487	*	--	--
Andrew Hendricks(11)	3,595	*	16,579	*	--	--
Matthew Blank(12)	8,574	*	21,052	*	--	--
Elizabeth Hendricks(13)	8,997	*	21,981	*	--	--

*	Less than one percent.

(1)	Based on 52,772,919 shares of Common Stock outstanding as of April 27, 2022.
(2)	Mr. John Hendricks is the manager of HFM. Because Mr. Hendricks holds voting and dispositive power over the Company’s securities held by HFM, he may be deemed to be the beneficial owner of such securities.
(3)	Mr. John Hendricks is the Chairman of the Board of Directors of the Company. Includes 20,339,232 shares of Common Stock held by HFM, of which Mr. John Hendricks is the manager. Because Mr. Hendricks holds voting and dispositive power over the Company’s securities held by HFM, he may be deemed to be the beneficial owner of such securities.
(4)	Mr. Clint Stinchcomb is the Chief Executive Officer of the Company. Shares to be sold in the offering includes (A) 2,038,570 stock options which vest in equal 1/4 increments over four years starting November 2, 2021, 618,561 stock options which vest in equal 1/4 increments over four years starting November 20, 2019, 16,067 stock options which vest in equal 1/4 increments over four years starting January 30, 2020, and 315,593 stock options which vest in equal 1/4 increments over four years starting August 2, 2020; and (B) 88,263 restricted stock units which vest in equal 1/4 increments over four years starting November 5, 2021, and 73,458 restricted stock units which vest in equal 1/4 increments over four years starting November 5, 2021.

(5)	Ms. Tia Cudahy is the Chief Operating Officer and General Counsel of the Company. Shares to be sold in the offering includes (A) 92,375 stock options which vest on January 1, 2025, 13,824 stock options which vest in equal 1/48 increments every month beginning October 20, 2021, 6,122 stock options which vest in equal 1/16 increments every third month beginning April 30, 2021, 265,098 stock options which vest in equal 1/4 increments over four years starting November 20, 2019, and 78,899 stock options which vest in equal 1/4 increments over four years starting August 2, 2020; and (B) 22,765 restricted stock units which vest on January 1, 2025, 2,576 restricted stock units which vest in equal 1/48 increments every month beginning October 20, 2021, 4,758 restricted stock units which vest in equal 1/16 increments every third month beginning April 30, 2021, 2,032 restricted stock units which vest in equal 1/16 increments every third month beginning April 30, 2021, and 33,629 restricted stock units which vest in equal 1/4 increments over four years starting January 4, 2022.
(6)	Mr. Patrick Keeley is a member of the Board of Directors of the Company. Shares to be sold in the offering includes 14,755 restricted stock units which vest on January 1, 2023 and 4,017 stock options which vest on January 30, 2023.
(7)	Mr. Jason Eustace is the Chief Financial Officer of the Company. Shares to be sold in the offering includes (A) 71,847 stock options which vest on January 1, 2025, 13,824 stock options which vest in equal 1/48 increments every month beginning October 20, 2021, 6,122 stock options which vest in equal 1/16 increments every third month beginning April 30, 2021, 4,758 options which vest in equal 1/16 increments every third month beginning April 30, 2021, and 94,678 stock options which vest in equal 1/4 increments over four years starting February 17, 2021; and (B) 17,706 restricted stock units which vest on January 1, 2025, 2,576 restricted stock units which vest in equal 1/48 increments every month beginning October 20, 2021, 2,032 restricted stock units which vest in equal 1/16 increments every third month beginning April 30, 2021, 12,180 restricted stock units which vest in equal 1/4 increments over four years starting January 4, 2022, and 25,031 restricted stock units which vest in equal 1/4 increments over four years starting November 5, 2021.
(8)	Mr. Jonathan Huberman is a member of the Board of Directors of the Company and the Company’s former Chief Executive Officer, Chief Financial Officer, and Chairman. Shares beneficially owned includes 1,010,900 Warrants and 1,554,537 shares of Common Stock owned by 211 LV, LLC, of which Mr. Huberman is a manager. As such, he may be deemed to have or share voting and dispositive power of the Warrants held directly by 211 LV LLC. Shares beneficially owned also includes 551,400 Warrants owned by Ooyala Global Inc. Mr. Huberman is the controlling owner of Ooyala Global Inc. As such, he may be deemed to have voting and dispositive power of the Warrants held directly by Ooyala Global Inc. Mr. Huberman disclaims any beneficial ownership of the reported Warrants and shares of Common Stock held by both 211 LV, LLC and Ooyala Global Inc., other than to the extent of any pecuniary interest they may have therein, directly or indirectly. Shares to be sold in the offering includes 14,755 restricted stock units which vest on January 1, 2023.
(9)	Mr. Mike Nikzad is a member of the Board of Directors of the Company. Shares beneficially owned includes 551,400 Warrants held directly by Mr. Nikzad. Shares to be sold in the offering includes 12,984 restricted stock units which vest on January 1, 2023.
(10)	Mr. Devin Emery is the Chief Product Officer of the Company. Shares to be sold in the offering includes (A) 13,824 stock options which vest in equal 1/48 increments every month beginning October 20, 2021, 6,122 stock options which vest in equal 1/16 increments every third month beginning April 30, 2021, and 47,339 stock options which vest in equal 1/4 increments over four years starting November 11, 2020; and (B) 2,576 restricted stock units which vest in equal 1/48 increments every month beginning October 20, 2021, 4,758 restricted stock units which vest in equal 1/16 increments every third month beginning April 30, 2021, 2,032 restricted stock units which vest in equal 1/16 increments every third month beginning April 30, 2021, 12,180 restricted stock units which vest in equal 1/4 increments over four years starting January 4, 2022, and 27,548 restricted stock units which vest in equal 1/4 increments over four years starting November 5, 2021.
(11)	Mr. Andrew Hendricks is the son of John Hendricks, the Chairman of the Board of Directors of the Company. He is also a member of the Board of Directors of the Company. Shares to be sold in the offering includes 12,984 restricted stock units which vest on January 1, 2023.
(12)	Mr. Matthew Blank is a member of the Board of Directors of the Company. Shares to be sold in the offering includes 12,478 restricted stock units which vest on January 1, 2023.
(13)	Ms. Elizabeth Hendricks is the daughter of John Hendricks, the Chairman of the Board of Directors of the Company. She is also a member of the Board of Directors of the Company. Shares to be sold in the offering includes 12,984 restricted stock units which vest on January 1, 2023.

Material Relationships with the Selling Securityholders

The selling securityholders include our directors and executive officers and their affiliates.  For a description of our relationships with the selling securityholders and their affiliates not discussed above, see the sections of our Definitive Proxy Statement filed with the SEC on April 29, 2022, entitled “Corporate Governance and Board Matters,” “Executive Compensation” and “Certain Relationships and Related Party Transactions.”

PLAN OF DISTRIBUTION

The selling securityholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of our Common Stock or interests in shares of our Common Stock received after the date of this prospectus from a selling securityholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of our Common Stock or interests in shares of our Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling securityholders may use any one or more of the following methods when disposing of shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for their account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted by applicable law.

In addition, a selling securityholder that is an entity may elect to make an in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

The selling securityholders may, from time to time, pledge or grant a security interest in some or all of the shares of our Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of our Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus. The selling securityholders also may transfer the shares of our Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of shares of our Common Stock or interests therein, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of our Common Stock in the course of hedging the positions they assume. The selling securityholders may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge the shares of our Common Stock to broker-dealers that in turn may sell these securities. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling securityholders from the sale of the Common Stock offered by them will be the purchase price of the Common Stock less discounts or commissions, if any. Each of the selling securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling securityholders and any underwriters, broker-dealers or agents that participate in the sale of the Common Stock or interests therein may be deemed “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling securityholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our Common Stock to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling securityholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling securityholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling securityholders to keep the registration statement of which this prospectus constitutes a part effective until such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or such securities have been withdrawn.

LEGAL MATTERS

The validity of the securities offered by this prospectus have been passed upon for us by Arnold & Porter Kaye Scholer LLP, New York, New York.

EXPERTS

The consolidated financial statements of CuriosityStream Inc. appearing in CuriosityStream Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2021, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

This registration statement incorporates by reference important business and financial information about our Company that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus, and the SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed on March 31, 2022 (our “Annual Report”);

●	Information specifically incorporated by reference in our Annual Report from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 29, 2022;

●	Our Current Reports on Form 8-K, filed on January 3, 2022 and April 4, 2022; and

●	The description of our securities filed as Exhibit 4.5 to our Annual Report, and any amendment or report filed with the SEC for the purpose of updating the description.

We also incorporate by reference into this prospectus any further filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” and not filed with the SEC), including all filings filed after the date hereof and prior to the completion of an offering of securities under this prospectus, including all such documents we may file with the SEC after the date of the initial registration statement of which this prospectus or any prospectus supplement is a part and prior to the effectiveness of the registration statement.

Our filings with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, are available free of charge on our website at www.investors.curiositystream.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

CuriosityStream Inc.

Attention: Tia Cudahy, Chief Operating Officer and General Counsel

8484 Georgia Ave., Suite 700

Silver Spring, MD 20910

Telephone: (301) 755-2050

Email: tia.cudahy@curiositystream.com

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement, the information incorporated herein by reference and our exhibits. Statements contained in this prospectus concerning any of our contracts, agreements or other documents are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or a report we file under the Exchange Act, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “Investor Relations” at www.investors.curiositystream.com. The information that we file with the SEC or that is contained on or accessible through our corporate website or any other website that we may maintain is not part of this prospectus or the registration statement of which this prospectus is a part (except for the SEC filings expressly incorporated by reference herein).

7,000,000 Shares

CURIOSITYSTREAM INC.

Common Stock

PROSPECTUS SUPPLEMENT

August 12, 2025

Joint Book-Running Managers

Needham & Company	Craig-Hallum

Co-Manager

 Roth Capital Partners

Financial Advisor to CuriosityStream Inc.

Barrington Research